Exhibit 4.1

Number XXXXX	Shares XXXXX

SEE REVERSE FOR IMPORTANT NOTICE
AND OTHER INFORMATION

REIT MANAGEMENT & RESEARCH INC.

a Corporation

Formed Under the Laws of the State of Maryland

THIS CERTIFIES THAT XXXXXXXXXXXXXX is the owner of XXXXXXXXXXX fully paid and nonassessable shares of Class A Common Stock, $0.001 par value per share, of

Reit Management & Research Inc.,

a Maryland corporation (the “Corporation”), transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed.  This Certificate and the shares evidenced hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation and Bylaws of the Corporation and any amendments thereto.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers and its seal to be hereunder affixed this XXXX day of XXXXXXXXX.

(SEAL)
XXXXXXXXXX	XXXXXXXXXXX
Treasurer	President

IMPORTANT NOTICE

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) and Section 2-211(d)(1) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation his authorized to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent they have been set, and (ii) the authority of the Board of Directors to set the relative rights and preferences of subsequent series.  The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles of Incorporation and Bylaws, each in effect from time to time, copies of which will be sent without charge to each stockholder who so requests.  Such request must be made to the Secretary of the Corporation at its principal office.

The shares evidenced by this Certificate have not been registered under the Securities Act of 1933 or the applicable securities act of any state, but have been issued in reliance upon exemptions from registration contained in said acts.  No sale, offer to sell or other transfer of the shares represented by this Certificate may be made unless a registration statement under said acts is in effect with respect to the securities, or an exemption from the registration provisions of such acts is then in fact applicable.

FOR VALUE RECEIVED,                 HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

(PLEASE PRINT) OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

(PLEASE INSERT) SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

                                              (                     ) shares of Class A Common Stock of the Corporation evidenced by this Certificate and do hereby irrevocably constitute and appoint                                  attorney to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.